Exhibit 10.1

                                                           STRICTLY CONFIDENTIAL

                                ENGAGEMENT LETTER

                                                               February 21, 2011

BARON ENERGY, INC.
392 W. Mill Street
New Braunfels, TX 78130
Attention: Mr. Ronnie L. Steinocher
           President & Chief Executive Officer

     Re: Global Corporate Finance Advisory Assignment

Mr. Steinocher:

     This agreement (this "Agreement") will confirm the arrangements under which Sunrise Securities Corp. ("Sunrise") has been engaged by Baron Energy, Inc. a corporation organized under the laws of Nevada (the "Company"), to advise the Company on a broad array of issues which face the Company, which are broadly defined as: (a) financing; (b) corporate restructuring and acquisitions advisory; and (c) merger/tender advisory for targeted acquisition(s).

1. Engagement.

a. Financing. The Company hereby retains Sunrise and Sunrise shall have the right to act as the Company's primary advisor and lead placement agent, arranger, lead advisor or initial purchaser, as the case may be, in connection with any and all possible issuances of capital by the Company, and performing analysis for the Company of potential transactions related to debt, equity, convertible securities of the Company, or any other acquisition and drilling finance structures ("Securities"), in each case relating to the acquisition of properties or other companies, during the term of this engagement.

b. Corporate Restructuring and Acquisition Advisory. In connection with its engagement hereunder, Sunrise shall:

     i. Advise the Company on optimal strategies for restructuring its debt, whether secured or unsecured, and assist the Company in negotiating new terms for its debt, whether via reduction in principal, forgiveness of interest, and/or exchange for equity or convertible securities of the Company.

     ii. Provide an in-depth analysis of the potential value of acquisitions currently contemplated by the Company, and assist the Company in generating models, analysis and interpretations thereof, independent reserve reports, lease operating expenses, gathering and transmission assets and agreements, product pricing and environmental reports;
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     iii. Advise the  Company on the  optimal  acquisition  strategy,  including pricing, use of equity and/or debt;

     iv.  Assist  the  Company   with   financial   modeling   of   acquisitions
          contemplated by the Company;

     vi. Identify for the Company third party consultants and advisers, which may include but is not limited to engineering, technical, accounting and market consultants;

     vii. Negotiate,  as directed by the Company,  definitive  documentation and
          other   agreements   necessary  or  desirable   with  respect  to  the
          consummation of the acquisition and the financing thereof.

c. Merger/Tender Advisory. In connection with its engagement hereunder, Sunrise shall:

     i.   Advise the Company on optimal  strategies  for a  potential  merger or
          tender  for  the  assets  or  units  of  other   entities   ("Targeted
          Acquisitions");

     ii. Provide an in-depth analysis of the potential value of Targeted Acquisitions to the Company and its potential to influence the public share price of the Company's common stock, and assist the Company in generating models, analysis and interpretations thereof, independent reserve reports, lease operating expenses, gathering and transmission assets and agreements, product pricing and environmental reports;

     iii. Advise the Company on the optimal acquisition strategy, including pricing, use of equity and/or debt;

     iv.  Assist the Company with financial modeling of Targeted Acquisitions;

     vi. Identify for the Company third party consultants and advisers, which may include but is not limited to engineering, technical, accounting and market consultants;

     vii. Negotiate,  as directed by the Company,  definitive  documentation and
          other   agreements   necessary  or  desirable   with  respect  to  the
          consummation of Targeted Acquisition(s) and the financing thereof;

     viii.Negotiate,  as  directed  by  the  Company,  with  shareholders,  unit holders, officers, general partners, and creditors in an effort to consummate a merger/tender between the Company and the target entity(ies).

2. Cooperation.

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a.   To the extent  legally and  contractually  permissible,  the Company  shall furnish Sunrise with all information and data in the Company's possession or reasonably available to the Company that Sunrise shall reasonably request in connection with Sunrise's activities on the Company's behalf hereunder, and shall provide Sunrise reasonable access to the Company's officers, directors, employees and professional advisors. The Company agrees to promptly advise Sunrise of all developments materially affecting the Company, any proposed transaction or the accuracy of the information previously furnished to Sunrise by the Company.

b. Sunrise: (i) will be relying on information and data provided by the Company and available from generally recognized public sources, without having independently verified the accuracy or completeness of the same,
     (ii) does not assume responsibility for the accuracy or completeness of any such information and data, (iii) will not make an appraisal of any assets or liabilities of the Company, and (iv) retains the right to perform due diligence on the Company during the course of this engagement.

c. In connection with its responsibilities under this Agreement, the Company may prepare with Sunrise's assistance, a registration statement or confidential offering or placement memorandum or road show materials to use in connection with a transaction (the "Offering Document") and such other documents as are necessary for a transaction, in such form as Sunrise and the Company determine is appropriate to market the Securities. The Company agrees that the Offering Document shall not, as of its date of publication, to the best of its knowledge contain any untrue statement of material fact, or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading; provided the Company shall not be liable for any statements based on information provided by third parties.

3. Use of Name, etc.

a. The Company agrees that, unless required by law, any reference to Sunrise in any release, announcement, or marketing material is subject to Sunrise's prior written approval, which may be given or withheld in its sole discretion. If Sunrise resigns upon written notice to the Company prior to the dissemination of any such release, communication or material, no reference shall be made therein to Sunrise, despite any prior written approval that may have been given therefore.

b. In connection with any transaction, (i) the purchase and sale of any instruments, including the determination of the offering price, or interest rate, as the case may be, of the instruments and any related discounts and commissions to Sunrise, shall be an arm's-length commercial transaction between the Company and its counterparty, (ii) Sunrise will not be the fiduciary of the Company or its stockholders, creditors, employees or any other party, (iii) Sunrise shall not assume a fiduciary responsibility in favor of the Company (irrespective of whether Sunrise has advised or is currently advising the Company on other matters) and Sunrise shall have no

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     obligation to the Company with respect to any transaction  except as may be set forth in this Agreement or another definitive agreement between the parties, and (iv) Sunrise shall not provide any legal, accounting, regulatory or tax advice with respect to any transaction and the Company shall consult its own legal, accounting, regulatory and tax advisors to the extent it deems appropriate.

4. Compensation. The Company agrees to pay Sunrise at closing an amount out of proceeds of Securities sold in the Transaction:

a. Financing. Upon the placement, purchase or origination, as applicable, of any equity instruments, a fee in an amount of 7% of the gross proceeds for equity instruments placed, purchased, or originated, as applicable. Upon the placement, purchase or origination, as applicable, of any debt instruments (excluding bank debt), a fee in an amount of 3% of the gross proceeds for debt instruments placed, purchased, or originated, as applicable. Upon the placement, purchase or origination, as applicable, of any convertible or preferred instruments, a fee in an amount of 5% of the gross proceeds of convertible or preferred instruments placed, purchased, or originated, as applicable.

b.   Corporate Restructuring and Acquisition Advisory. For services described in
     Section 1b of this Agreement, the Company shall grant Sunrise:

     i. Upon execution of this Agreement, 1,250,000 warrants to purchase restricted common stock in the Company at a price of $0.01 per share. The warrants will expire three years from grant date.

     ii. Upon the recapitalization or all current private debt, 1,250,000 warrants to purchase restricted common stock in the Company at a price of $0.01 per share. The warrants will expire three years from grant date.

c. Merger/Tender Advisory for Targeted Acquisitions. In the event that the Company successful consummates a transaction as described in 1c of this agreement, the Company shall grant Sunrise 2,500,000 warrants to purchase restricted common stock in the Company at a price of $0.01 per share. The warrants will expire three years from grant date.

5. Expenses. In addition to any fees that may be paid to Sunrise hereunder, whether or not any transaction occurs, the Company will reimburse Sunrise, promptly upon receipt of an invoice therefore, for all out-of-pocket expenses (including travel expenses, reasonable fees and expenses of its counsel, and the reasonable fees and expenses of any other independent experts retained by Sunrise) incurred by Sunrise in connection with the engagement contemplated hereunder which expenses are pre-approved in writing by the Company not to exceed $1,000.

6. Indemnification, etc. As further consideration under this Agreement, the Company shall indemnify and hold harmless the Indemnified Persons (as defined in

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Schedule A) in accordance  with Schedule A. The terms and provisions of Schedule
A are incorporated by reference herein, constitute a part hereof and shall survive any termination or expiration of this Agreement.

7. Termination. Sunrise's engagement hereunder will commence upon the execution of this Agreement by both parties, and will continue unless terminated by either party on five (5) business days' written notice to the other. Upon any termination of this Agreement, the Company shall promptly pay Sunrise any accrued but unpaid fees hereunder, and shall reimburse Sunrise for any unreimbursed expenses that are reimbursable hereunder. In the event of any termination of this Agreement by the Company (other than because of Sunrise's material breach of an express obligation under this Agreement), Sunrise shall be entitled to the applicable fee set forth in Section 4 if the Company consummates a transaction from a Sunrise source prior to that date which is twelve (12) months from the date of termination of this Agreement. Any such fee shall be payable upon the closing of any such transaction. In the event of any termination of this Agreement by Sunrise, Sunrise shall not be entitled to any fees hereunder. Upon any termination of this Agreement, the rights and obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections 4-7, 9-15, and Schedule A, which shall survive such termination.

8. Other Transactions, Disclaimer. The Company acknowledges that Sunrise is a full service financial institution engaged in a wide range of investment banking and other activities (including investment management, corporate finance, securities issuing, trading and brokerage activities) from which conflicting interests, or duties, may arise. Information that is held elsewhere within the Sunrise, but of which none of the individuals in Sunrise's investment banking department involved in providing the services contemplated by this Agreement actually has (or without breach of internal procedures can properly obtain) knowledge, will not for any purpose be taken into account in determining Sunrise's responsibilities to the Company under this Agreement. Sunrise will not have any duty to disclose to the Company or utilize for the Company's benefit any non-public information acquired in the course of providing services to any other person, engaging in any transaction (on its own account or otherwise) or otherwise carrying on its business. The Company acknowledges and agrees that Sunrise shall have no express or implied authority or permission to directly or indirectly enter into or bind the Company to any commitments or to agree to the terms of any transaction.

9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas.

10. Jurisdiction and Venue. Each of the Company and Sunrise consents specifically to the exclusive jurisdiction of the federal courts of the United States sitting in the Southern District of Texas, or if such federal court declines to exercise jurisdiction over any action filed pursuant to this Agreement, the courts of the State of Texas sitting in the County of Harris, and any court to which an appeal may be taken in connection with any action filed pursuant to this Agreement, for the purposes of all legal proceedings arising out of or relating to this Agreement. In connection with the foregoing consent, each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the court's exercise of personal

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jurisdiction  over each of the Company and Sunrise or the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Company
will  pay  Sunrise's  legal  fees  in  connection   with  Sunrise's   successful
enforcement of its rights under this Agreement. The Company and Sunrise irrevocably agree to waive any right to trial by jury in any action, proceeding, claim or counterclaim (whether based upon contract, tort or otherwise) brought by or on behalf of any party related to or arising out of this engagement letter, any transaction or the performance of the services hereunder. Each of the Company and Sunrise further consents that service of process may be affected in any manner permitted under the laws of the State of Texas.

11. Payments. All payments to be made to Sunrise hereunder shall be non-refundable and made in cash by wire transfer of immediately available U.S. funds. Such fee may be paid by the Company in the form of a "gross spread" or similar underwriting discount, if Sunrise's role hereunder is that of an underwriter or an initial purchaser. The Company's obligation to pay any fee or expense set forth herein shall be absolute and unconditional and shall not be subject to reduction by way of setoff, recoupment or counterclaim. Fees payable under Section 4(a) of this agreement shall be withheld by Sunrise from the gross proceeds of any Transaction.

12. Announcements, etc. The Company agrees that Sunrise may, following the consummation of a transaction, describe the transaction in any form of media or in Sunrise's marketing materials, stating Sunrise's role and, with the consent of the Company, other material terms of the Transaction and using the Company's name and logo in connection therewith. The Company agrees that any press release it may issue announcing a transaction will, at Sunrise's request, contain a reference to Sunrise's role in the transaction. Sunrise agrees to secure the Company's approval on all press releases is may issue, which approval will not be unreasonably withheld.

13. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed or delivered (a) if to the Company, at 392 W. Mill Street, New Braunfels, TX 78130, Attn: Ronnie L. Steinocher, and (b) if to Sunrise Securities Corp, at 641 Lexington Avenue, New York, New York 10022, Attention: Marcia Kucher.

14. Miscellaneous. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and may not be amended or modified except in writing signed by each party hereto. This Agreement may not be assigned by either party hereto without the prior written consent of the other, to be given in the sole discretion of the party from whom such consent is being requested. Any attempted assignment of this Agreement made without such consent shall be void and of no effect, at the option of the non-assigning party. This Agreement is solely for the benefit of the Company and Sunrise and no other person shall acquire or have any rights under or by virtue of this Agreement. If any provision hereof shall be held by a court of competent jurisdiction to be invalid, void or unenforceable in any respect, or against public policy, such determination shall not affect such provision in any other respect nor any other provision hereof. The Company and Sunrise shall endeavor in good faith negotiations to replace the invalid, void or unenforceable

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provisions. Headings used herein are for convenience of reference only and shall not affect the interpretation or construction of this Agreement. This Agreement may be executed in facsimile counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same document.

15. Patriot Act. Sunrise hereby notifies the Company that pursuant to the requirements of the USA PATRIOT Act (the "Patriot Act"), it is required to obtain, verify and record information that identifies the Company in a manner that satisfies the requirements of the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act.

Please sign below and return to Sunrise to indicate your acceptance of the terms set forth herein, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and Sunrise as of the date first written above.

                                         Sincerely,

                                         SUNRISE SECURITIES CORP.


                                         By /s/ Frank D. Bracken, III
                                            ------------------------------------
                                         Name: Frank D. Bracken, III
                                         Title: Senior Managing Director

Accepted and Agreed:

BARON ENERGY, INC.


By /s/ Ronnie L. Steinocher
   -----------------------------------------
Name: Ronnie L. Steinocher
Title: President  & Chief Executive Officer

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                                   SCHEDULE A

Reference is made to the engagement letter attached hereto between Sunrise Securities Corp. and the Company as defined therein (as amended from time to time in accordance with the terms thereof, the "Agreement"). Unless otherwise noted, all capitalized terms used herein shall have the meanings set forth in the Agreement.

As further consideration under the Agreement, the Company agrees to indemnify Sunrise, its affiliates, and each of their respective officers, directors, managers, members, partners, employees and agents, and any other persons controlling Sunrise or any of its affiliates within the meaning of either
Section 20 of the Securities Exchange Act of 1934 or Section 15 of the Securities Act of 1933 (each such person, including Sunrise, is referred to as an "Indemnified Person') from and against any claims, liabilities, losses, damages, joint or several (including all legal or other expenses reasonably incurred by an Indemnified Person in connection with the preparation for or defense of any threatened or pending claim, action, or proceeding, whether or not resulting in any liability) ("Losses"), related to or arising out of or in connection with Sunrise's services (whether occurring before, at, or after the date hereof) under the Agreement, a transaction or any proposed transaction contemplated by the Agreement or any Indemnified Person's role in connection therewith, whether or not resulting from an Indemnified Person's negligence, provided, however, that the Company will not be liable to the Indemnified Person hereunder to the extent such Losses are determined, by a final, non-appealable judgment by a court of competent jurisdiction, , to have resulted from the gross negligence, bad faith, or willful misconduct of the Indemnified Person seeking indemnification hereunder.

The Company agrees that no Indemnified Person shall have any liability to the Company or its owners, parents, affiliates, security holders or creditors for any Losses, except to the extent such Losses are determined, by a final, non-appealable judgment by a court of competent jurisdiction, to have resulted from the gross negligence, bad faith, or willful misconduct of the Indemnified Person seeking indemnification hereunder.

The Company shall not be liable for the settlement, compromise, or consent to the entry of any judgment in any pending or threatened claim, action, suit, or proceeding ("Action") without its written consent, which shall not be unreasonably withheld or delayed. In addition, the Company will not, without the prior written consent of Sunrise, settle, compromise, or consent to the entry of any judgment in any pending or threatened Action in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party to such Action) unless Sunrise has given its prior written consent, which shall no be unreasonably withheld or delayed, or the settlement, compromise, consent or termination (i) includes an express unconditional release of such Indemnified Person from all Losses arising out of such Action and (ii) does not include any admission of fault on the part of any Indemnified Person.

If, for any reason (other than the gross negligence or willful misconduct of an Indemnified Person as provided above) the foregoing indemnity is judicially determined to be unavailable to an Indemnified Person for any reason or insufficient to hold any Indemnified Person harmless, then the Company agrees to contribute to any such Losses in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Sunrise on the other, but also the relative fault of the Company and Sunrise, as well as any other relevant equitable considerations. Notwithstanding the provisions hereof, the aggregate contribution of all Indemnified Persons to all Losses shall not exceed the amount of fees actually received by Sunrise with respect to the services rendered pursuant to the Agreement. Relative benefits to the Company, on the one hand, and to Sunrise, on the other hand, shall be deemed to be in the same proportion as (i) the total transaction value of the transaction or the proposed transaction bears to (ii) all fees actually received by Sunrise in connection with the Agreement.

The Company agrees to reimburse the Indemnified Persons for all expenses (including, without limitation, fees and expenses of counsel) as they are incurred in connection with investigating, preparing, defending or settling any Action for which indemnification or contribution has or is reasonably likely to be sought by the Indemnified Person, whether or not in connection with litigation in which any Indemnified Person is a named party; provided that if any such reimbursement is determined by a final, non-appealable judgment by a court of competent jurisdiction, to have resulted solely from Sunrise' gross negligence or willful misconduct, such Indemnified Person shall promptly repay such amount to the Company; provided further, the Company shall be entitled to control the defense of any Action and provide legal representation on behalf of Sunrise. If any of Sunrise's professional personnel appears as witness, is deposed or is otherwise involved in the defense of any Action against Sunrise, the Company or the Company's affiliates, officers, managers, directors or employees, the Company will reimburse Sunrise for all reasonable out-of-pocket expenses incurred by Sunrise by reason of any of its personnel being involved in any such Action.

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The indemnity,  contribution  and expense  reimbursement  obligations  set forth herein (i) shall be in addition to any liability the Company may have to any Indemnified Person at common law or otherwise, (ii) shall survive the expiration or termination of the Agreement or completion of Sunrise ' services hereunder,
(iii) shall apply to any modification of Sunrise ' engagement, (iv) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Sunrise or any other Indemnified Person, (v) shall be binding on any successor or assign of the Company and successors or assigns to the Company's business and assets and (vi) shall inure to the benefit of any successor or assign of any Indemnified Person.

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